                                                                     EXHIBIT 4.1

                       DIGITAL GENERATION SYSTEMS, INC.

                             1992 STOCK OPTION PLAN

                         (AS AMENDED NOVEMBER 21, 2000)

     1.   PURPOSES OF THE PLAN.  The purposes of this Stock Option Plan are to
          --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

          Options granted hereunder may either be Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:
          -----------

          (a)  "Board" shall mean the Committee, if one has been appointed, or
                -----
the Board of Directors of the Company, if no Committee is appointed.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (c)  "Committee" shall mean the Committee appointed by the Board of
                ---------
Directors in appointed.

          (d)  "Common Stock" shall mean the Common Stock of the Company.
                ------------

          (e)  "Company" shall mean Digital Generation Systems, Inc., a
                -------
California corporation.

          (f)  "Consultant" shall mean (i) any person who is engaged by the
                ----------
Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services and (ii) any director of the Company whether compensated for such services or not.

          (g)  "Continuous Status as an Employee or Consultant" shall mean the
                ----------------------------------------------
absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (h)  "Employee" shall mean any person, including officers and
                --------
directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (i)  "Executive Officer" shall mean an officer of the Company at or
                -----------------
above the level of vice president.

          (j)  "Incentive Stock Option" shall mean an Option intended to
                ----------------------
qualify as an incentive stock option within the meaning of Section 422A of the Code.

          (k)  "Nonstatutory Stock Option" shall mean an Option not intended to
                -------------------------
qualify as an Incentive Stock Option.

          (l)  "Option" shall mean a stock option granted pursuant to the Plan.
                ------

                             Exhibit 4.1 - Page 1
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          (m)  "Optioned Stock" shall mean the Common Stock subject to an
                --------------
Option.

          (n)  "Optionee" shall mean an Employee or Consultant who receives an
                --------
Option.

          (o)  "Parent" shall mean a "parent corporation," whether now or
                ------
hereafter existing, as defined in Section 424(e) of the Code.

          (p)  "Plan" shall mean this 1992 Stock Option Plan.
                ----

          (q)  "Share" shall mean a share of the Common Stock, as adjusted in
                -----
accordance with Section 11 of the Plan.

          (r)  "Subsidiary" shall mean a "subsidiary corporation," whether now
                ----------
or hereafter existing, as defined in Section 424(f) of the Code.

     3.   STOCK SUBJECT TO PLAN.  Subject to the provisions of Section 11 of
          ---------------------
the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 14,950,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

     4.   ADMINISTRATION OF THE PLAN.
          --------------------------

          (a)  Procedure.
               ---------

               (i)    Multiple Administrative Bodies.  The Plan may be
                      ------------------------------
administered by different Committees with respect to different groups of Employees and Consultants.

               (ii)   Section 162(m).  To the extent that the Board determines
                      --------------
it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii)  Rule 16b-3.  To the extent desirable to qualify
                      ----------
transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv)   Other Administration.  Other than as provided above, the
                      --------------------
Plan shall be administered by (A) the Board of (B) a Committee, which committee shall be constituted to satisfy applicable laws.

          (b)  Powers of the Board.  Subject to the provisions of the Plan, the
               -------------------
Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8 of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (x) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option

                              Exhibit 4.1 Page 2
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shall have declined since the date the Option was granted; (xi) to allow
Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Fair Market Value of the Shares to be withheld pursuant to clause (xi) hereof shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable.

          (c)  Effect of Board's Decision.  All decisions, determinations and
               --------------------------
interpretations of the Board shall be final and binding on all Optionees and any other holds of any Options granted under the Plan.

     5.   ELIGIBILITY; LIMITATIONS.
          ------------------------

          (a) Nonstatutory Stock Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other incentive stock options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate Fair Market Value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year.

          (c) Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an incentive stock option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a Nonstatutory Stock Option.

          (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

          (e)  The following limitations shall apply to grants of Options:

               (i) No Employee or Consultant shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

               (ii) In connection with his or her initial service, an Employee or Consultant may be granted Options to purchase up to an additional 500,000 Shares that shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11(a).

               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11(a)), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     6.   TERM OF PLAN.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect until July 31, 2009 unless sooner terminated under Section 13 of the Plan.

                             Exhibit 4.1 - Page 3
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     7.   TERMS OF OPTION.  The term of each Incentive Stock Option shall be
          ---------------
ten (10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement. The term of each Nonstatutory Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement or (b) if the Option is a Nonstatutory Stock Option, the term of the Option shall be five (5) year and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement.

     8.   EXERCISE PRICE AND CONSIDERATION.
          --------------------------------

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board but shall be subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option

                    (A) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Board. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (B) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) The fair market value of the Common Stock (the "Fair Market Value") shall be determined by the Board as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                             Exhibit 4.1 - Page 4
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               (iii)  In the absence of an established market for the Common
Stock, the Fair Market Value shall be determined in good faith by the Board.

          (c)  Form of Consideration.  The Board shall determine the acceptable
               ---------------------
form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Board shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)    cash;

               (ii)   check;

               (iii)  promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii)  any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

     9.   EXERCISE OF OPTION.
          ------------------

          (a)  Procedure for Exercise; Rights as a Stockholder.  Any Option
               -----------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company) of the stock certificate evidencing such Shares, no right to vote or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                             Exhibit 4.1 - Page 5

          (b)  Termination of Status as an Employee or Consultant.  In the
               --------------------------------------------------
event of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), Optionee may, but only within thirty (30) days (or such other period of time, not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c)  Disability of Optionee.  Notwithstanding the provisions of
               ----------------------
Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d)  Death of Optionee.  In the event of the death of an Optionee:
               -----------------

               (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or consultant six (6) months after the date of death, subject to the limitations set forth in Section 5(b); or

               (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10.  NON-TRANSFERABILITY OF OPTIONS.  Unless determined otherwise by the
          ------------------------------
Board, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the life time of the Optionee, only by the Optionee. If the Board makes an Option transferable, such Option shall contain such additional terms and conditions as the Board deems appropriate.

     11.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION,
          ---------------------------------------------------------------------
MERGER, ASSET SALE OR CHANGE IN CONTROL.
---------------------------------------

          (a)  Changes in Capitalization.  Subject to any required action by the
               -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the

                             Exhibit 4.1 - Page 6
number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)  Dissolution or Liquidation.  In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent an Option has not been previously exercised, such Option shall terminate prior to consummation of such proposed dissolution or liquidation.

          (c)  Merger or Asset Sale.  Subject to the provisions of Section
               --------------------
11(d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Board shall notify the Optionee that the Option shall be exercisable to the extent that the Optionee is otherwise entitled to exercise the Option for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d)  Change in Control.  In the event of a "Change in Control" of the
               -----------------
Company, as defined in Subsection (e) below, then the following provisions shall apply:

               (i) For each Optionee who is an Executive Officer and has any Option outstanding on the date of such Change in Control which is not yet fully exercisable and fully vested as of the date of such Change in Control, such Option shall become exercisable and vested on the date of such Change in Control with respect to fifty percent (50%) of the Shares covered by such Option which are not exercisable or vested on the date of such Change in control without reference to this subsection (an "Outstanding Option");

               (ii) Each Outstanding Option held by an Executive Officer which is vested and exercisable on the date of such Change in Control shall be assumed by the successor corporation (if any) or by a Parent or Subsidiary of the successor corporation (if any);

               (iii) Each Outstanding Option held by an Executive Officer which is vested and exercisable on the date of such Change in Control shall remain exercisable by the Optionee for a period of at least fifteen (15) days from the date of the Change in Control; and

               (iv) Each Optionee who is an Executive Officer with an Outstanding Option which is vested and exercisable on the date of such Change in Control shall be provided with written notice of the period of exercisability provided for in subsection (d)(iii) above promptly after the date of the Change in Control by the Company or by the entity surviving after the Change in Control.

          (e)  Definition of "Change in Control".  For purposes of this Section
               ---------------------------------
11, a "Change in Control" means the happening of any of the following:

                             Exhibit 4.1 - Page 7

               (i) when any "person or "group" of persons, as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided that "person" shall not include any person (or any person acting as a group) which, as of the date of the adoption of this 1992 Stock Option Plan, is the "beneficial owner" of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors;

               (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (iii) a change in the composition of the Board of Directors of the Company, during any twenty-four month period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

     12.  TIME OF GRANTING OPTIONS.  The date of grant of an Option shall, for
          ------------------------
all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  AMENDMENT AND TERMINATION OF THE PLAN.
          -------------------------------------

          (a)  Amendment and Termination.  The Board may amend or terminate the
               -------------------------
Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of the
Plan:

               (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan; or

               (ii) any change in the designation of the class of persons eligible to be granted Options.

          (b)  Shareholder Approval.  If any amendment requiring shareholder
               --------------------
approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 17 of the Plan.

          (c)  Effect of Amendment or Termination.  Any such amendment or
               ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14.  CONDITIONS UPON ISSUANCE OF SHARES.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock

                             Exhibit 4.1 - Page 8
exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law

     15.  RESERVATION OF SHARES.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16.  OPTION AGREEMENT.  Options shall be evidenced by written option
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agreements in such form as the Board shall approve.

     17.  SHAREHOLDER APPROVAL.
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          (a)  Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted.

          (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at anytime otherwise than in the manner described in Section 17(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

               (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

               (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

     18.  INFORMATION TO OPTIONEES.  The Company shall provide to each Optionee,
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during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information that are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

                             Exhibit 4.1 - Page 9